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                                  Exhibit 10.10

            Software license agreement between the Company and ICEsoft AS



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                           COMMERCIAL SOFTWARE LICENSE
                                 AGREEMENT 4116

                                   ICEsoft AS
                              Hoyteknologisenteret
                                  N-5008 Bergen
                                     NORWAY


I. INTRODUCTION

This is an Agreement between, ICEsoft AS (Licensor), owner of certain software products, and Sideware Systems Inc. (Licensee), for the purpose of specifying the conditions under which Licensee will use the software.

II. DEFINITIONS

"ICE Browser Lite" shall mean the proprietary software program and all proprietary modules needed to build the software that Licensor sells as ICE Browser Lite. Unless specifically written differently this means the CURRENT MAJOR RELEASE of ICE Browser Lite.
       The CURRENT MAJOR RELEASE is Version 1.
       "Documentation" shall mean a written on-line documentation describing the use and operation of ICE Browser Lite , together with any related supporting documentation.
       "Licensee" shall mean and include Licensee's divisions, departments, and wholly owned subsidiaries within Licensee's organization, but shall not include partially owned subsidiaries, affiliates, or independent third parties.

III. LICENSE GRANT

1. Licensor hereby grants to Licensee, and Licensee hereby accepts, subject to the terms and conditions set forth in this Agreement, a non-exclusive and nontransferable commercial License to use ICE Browser Lite and Documentation as set forth in this Agreement. The term "commercial License" as used in this Agreement shall mean and include:

a. the right to use the licensed copies of ICE Browser Lite in source or binary (executable) form with the applications set forth in Exhibit B to this Agreement;

b. the right to use, copy, market, sell, distribute, and sublicense copies of ICE Browser Lite in binary form to third party customers of Licensee PROVIDED this forms part of the software suites set forth in Exhibit B and developed by Licensee. This right may be restricted or further specified in Exhibit A where a license fee structure that may depend on volume can be specified. If such an application is further used by a third party customer to build new (and different) applications for sale or redistribution then the use of ICE Browser Lite in such products will require a new binary license between this third party and Licensor.


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c.     the right to use and copy ICE Browser Lite documentation for
Licensee's internal operations;

d.     the right to make backup copies of ICE Browser Lite ;

e. the right to modify and enhance ICE Browser Lite as required for use with the Applications and to interpret and render Licensee's (non-standard) extensions to the HTML language in order to support the Applications listed in Exhibit B.

2. In accepting the commercial License granted by Licensor, Licensee agrees that is SHALL NOT:

a.     transfer or allow the transfer of copies of source code;

b. make copies or make use of ICE Browser Lite or Documentation except as expressly set forth in this Agreement;

c. in the case of the binary code license to attempt to disassemble or reverse engineer ICE Browser Lite, or facilitate such attempts by third parties. Therefore in the case of the source code license licensee shall take all reasonable steps to protect the distributed binary code of ICE Browser Lite, including obfuscating the code;

d. in the case of the source code license to derive a web browser capable of interpreting and rendering documents written in a publicly available standard other than HTML 3.2 except where explicitly specified in Exhibit A.

Any rights not expressly granted to Licensee are retained by Licensor.

IV. ITEMS PROVIDED BY LICENSOR

Upon receipt of this executed commercial License granted by Licensor and accompanying payment, Licensor shall provide to Licensee the deliverables set forth in Exhibit A.

V. PAYMENT BY LICENSEE

In consideration for the License granted by Licensor for the sue of ICE Browser Lite as set forth herein, Licensee agrees to pay a license fee for EACH Application set forth in Exhibit B. The License fee depends on the form of ICE Browser Lite delivered (source form or binary form) and the intended use by Licensee. The License fee is specified in Exhibit A. Licensor also has the right to mention the Licensee's name as an existing customer when promoting ICE Browser Lite. The parties can agree not to disclose such information in Exhibit A.
          All License fees payable by Licensee under this Agreement are net of applicable taxes. Licensee is solely responsible for any taxes or assessed fees which are or may become due by reason of this Agreement other than Norwegian VAT or Norwegian taxes based on Licensor's income. Licensor may from time to time at its sole discretion change the License fees and the License fee structure to take effect for contracts signed after such a change.


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VI. ENHANCEMENTS AND SUPPORT

This Agreement entitles Licensee to updates of the CURRENT MAJOR RELEASE of ICE Browser Lite for a period of one half year. Licensee understands and accepts that such updates are provided at the sole discretion of Licensor and that they DO NOT INCLUDE new releases of ICE Browser Lite with new functionality. Use of all such updates and enhancements by Licensee shall be subject to the terms and conditions of this Agreement.
         Licensor may from time to time offer enhancements to or a NEW MAJOR RELEASE of ICE Browser Lite. Licensee may accept any update or enhancement at the time it is offered to Licensee by paying the applicable update charge or fee. Licensor shall have the sole discretion to determine the update fee or charge. Use of all such updates and enhancements by Licensee shall be subject to the terms and conditions of this Agreement.
         Upon notification of errors in ICE Browser Lite, Licensor shall respond in a timely manner indicating the estimated time to correct the problem. Licensor will have the sole discretion to determine if a reported problem shall be corrected and included in a future update or enhancement. If the problem will not be corrected Licensor shall inform Licensee about this.
         Licensee may agree to purchase support and/or upgrade service from Licensor. These options and possible other special terms related to support and maintenance shall be described in Exhibit C.

VII. TERM OF LICENSE

The term of this Agreement shall commence as of the last date this Agreement is executed by Licensor and Licensee and shall continue for a period of 1 year from that date. Thereafter, the Agreement shall automatically be renewed for successive 1 year terms with respect to all rights of Licensee under this Agreement. Licensee has the right of non-renewal, in which case Licensor shall b given written notice 30 days before a new term that the Agreement will be terminated. The entry level license fee is a one time paid up fee for a perpetual license.

VII. TERMINATION OF AGREEMENT

In the event of a material default by either party or such party's agent or representative, of any material provision of this Agreement, the other party may terminate this Agreement upon 30 days written notice, except that the defaulting party shall have 30 days after receipt of notice of termination in which to remedy such breach. Upon termination of the Agreement, Licensee shall either destroy all licensed copies of ICE Browser Lite, and all backups then in its possession, or return them to Licensor. This obligation shall survive the termination of this Agreement.

IX. COPYRIGHT AND PROPRIETARY INFORMATION

Except as otherwise set forth herein, Licensee acknowledges that ICE Browser Lite and all supporting documentation constitute valuable property of Licensor and that all title and ownership rights in ICE Browser Lite and related materials remain exclusively with Licensor.


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         Licensor reserves all rights with respects to ICE Browser Lite and documentation under all applicable laws for the protection of proprietary information, including, but not limited to, trade secrets, copyrights, trademarks and patents. Except as otherwise provided in this Agreement, Licensee shall not cause or permit unauthorized copying, reproduction or disclosure of any portion of the program, or any instructions, or other documentation, or the delivery or distribution of any part thereof to any third person or entity, for any purpose whatsoever, without the prior written permission of Licensor. This restriction shall continue to bind Licensee and its agents and representatives beyond the termination of this Agreement.

X. WARRANTIES

Licensor warrants that it has the right to grant Licensee the rights granted herein and that Licensee's use of the ICE Browser Lite and Documentation as set forth herein will not violate any copyright, trademark, trade secret patent or proprietary, or personal right of any third party.
         ICE Browser Lite is year 2000 compliant, Licensor warrants that (i) the Software supplied to Licensee has been designed for use before, during and after 2000 A.D. and (ii) during such period the Software will perform accurate and error-free processing, storage, retrieval, calculation, sequencing and comparison of all date involving dates and same century and multi-century formulas without change in performance arising from the advent of 2000 A.D. This statement is made with the caveat that the underlying runtime environment in use, including the Java virtual machine, is also year 2000 compliant.
         If ICE Browser Lite should fail to work after 1st January 2000 due to programming errors in the delivered code, this will be corrected free of charge.

XI. LIMITATION OF WARRANTIES

Licensee understands that the statement '100 percent Pure Java' and the pure Java logo cannot be applied to this application without a separate certification process. Customized versions of ICE Browser Lite DERIVED FROM SOURCE may not use the pure Java logo without a separate certification process.
         Except for the warranties in section X, Licensee accepts ICE Browser Lite "As Is", "with all faults", and in lieu of all other warranties and conditions, expressed or implied, including, but not limited to, those for merchantability and fitness for a particular purpose. Licensor accepts no responsibility for the operation or performance of the program. The entire risk of use and consequences of use of the program falls completely on the Licensee and Licensor shall not be liable in any respect for any claims, loss or injury alleged to have resulted from use or in reliance on ICE Browser Lite. In this respect, Licensee shall completely indemnify and defend for any such claim, loss or injury as provided below. Licensee acknowledges that it has read the foregoing disclaimers of warranty and limitation of liability and understands that Licensee assumes the entire risk of use of the program.
         Except for the Parties' obligations under Section XII, neither party shall be liable to the other party for any loss of data, profits or income or for special, incidental, exemplary, consequential or indirect damages of any kind, even if the other party has been advised of the possibility of such damages, arising out of or in connection with the product.


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XII. INDEMNIFICATION

Licensor agrees to indemnify, defend and hold Licensee, its agents and employees harmless from any and all costs, liabilities and damages ( including reasonable attorney's fees and litigation costs) caused by or arising out of a claim brought against Licensee, its agents and employees that ICE Browser Lite AS DELIVERED TO Licensee, infringes or misappropriates any copyright, trademark, trade secret law or patent right, or other intellectual property right of any third party, when used by Licensee in accordance with the terms of this agreement; provided however that Licensee has given Licensor prompt notice of any such claim and that Licensor is given information, reasonable assistance and sole authority to defend or settle the claim. Licensor shall have no liability for any settlement or compromise made without its consent.
         Licensee agrees to indemnify, defend and hold Licensor, its agents and employees harmless from any and all costs, liabilities and damages (including reasonable attorney's fees and litigation costs) caused by or arising out of a claim brought against Licensor, its agents and employees which arise directly or indirectly from Licensee's use, modification or operation of ICE Browser Lite within the Application specified in Exhibit B or from misconduct or misrepresentations made by Licensee relating to Licensor, ICE Browser Lite or this Agreement; provided however that Licensor has given Licensee prompt notice of any such claim and that Licensee is given information, reasonable assistance and sole authority to defend or settle the claim. Licensee shall have no liability for any settlement or compromise made without its consent.

XII. GOVERNING LAW

This Agreement shall be subject to the laws of Norway. Licensee accepts that any dispute related to this Agreement and/or ICE Browser Lite that cannot be settled between the parties or by neutral arbitration, shall be submitted to the court in Bergen, Norway.

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ICEsoft AS                                      Sideware Systems Inc.


                                                   "signed"
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Authorized Signature                            Authorized Signature


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Place and Date                                  Place and Date


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Exhibit A,              Software deliverables, fees and other conditions

This exhibit shall specify which software components ICEsoft AS shall supply to Licensee and the License fee for each component. There is one such fee for each application listed in Exhibit B. The total fee for this Agreement shall also be stated here. Other conditions agreed between Licensee and Licensor shall also be stated here.

Entry level ICE Browser Lite binary
         License fee is US$1000.  Mark with cross here:       X

Entry level ICE Browser Lite source
         License fee is US$1000.  Mark with cross here:       X

Entry level ECMAScript Scripter binary
         License fee is US$500.  Mark with cross here:        X

         Licensee and Licensor have agreed upon a one time fee of US 0.- dollars instead of a royalty-based clause. Licensee states that this is a fair compensation with respect to the current estimates of his business derived from the use of ICE Browser Lite and Licensor has no reason to believe otherwise. Licensee will notify Licensor if this situation changes significantly.

         This paragraph defines the update of the original License Agreement 4116 between Licensee and Licensor. Exhibit A and C has been updated. Besides this, no other changes has taken effect. Licensee has notified Licensor that it will purchase the productes ECMAScript Sripter. Licensee and Licensor has agreed that Licensee shall pay USD1000. - extro to upgrade the Total Annual fee for support and upgrades.

         This paragraph defines the second update of the License Agreement 4116. Licensee purchases the source code of ICE Browser Lite for USD4000-. In addition, Licensee shall pay another USD 1000.- to upgrade the Total Annual Fee for support and upgrades in Exhibit C. Exhibit A andC has been updated. Besides this, no other changes have taken effect.

                Total License Fee to be paid: US 5500.-dollars


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ICEsoft AS                                   Sideware Systems Inc.


  "signed"                                      "signed"
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Authorized Signature                         Authorized Signature


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Place and Date                               Place and Date


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Exhibit B,       Licensed applications

ICE Browser Lite is licensed for development projects, and subsequent redistribution (in binary code form only), with the following applications. The applications must be described to the extent that they can be differentiated. (Fill in and indicate if source is need for the development project or not):

         Application:    Dr. Bea                     Source License:     YES

         Dr. Bean is a 100for real-time customer support for e-commerce web sites. Dr. Bean allows customers visiting a web site to interact with service representatives using real-time chat and browser push. The ICE browser component allows customers to receive web pages "pushed" from the reps. The ICE browser component is part of the customer applet and also the CSR (customer service representative) application.









         Additional details can be provided in the space above.

         For development projects with other applications than listed here separate licensing is required.


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Exhibit C,                Maintenance and support

The Licensor and Licensee agrees to amend articles V. and VI. as described below. This description shall define additional maintenance and support and the extra fee to be paid for this service as agreed between the parties. This fee is in addition to the fee specified in Exhibit A.

The support option:
This option will provide Licensee with priority access to Licensor's technical department via email and/or phone contact. Licensee will receive priority attention when filing bug reports and similarly for receiving bug-fixes and/or workarounds. Licensee is entitled to priority attention when submitting questions about the design and operation of the ICE Browser software.
       Licensee will purchase support from Licensor at an annual cost of US dollar 1500.-, mark with cross here: X

The upgrades and new releases option:
This option will provide Licensee with updates and new versions including new Major versions at no additional cost.
       Licensee will purchase upgrades from Licensor at an annual cost of US dollar 1500.-, mark with cross here: X

       The Total Annual fee for support and/or upgrades is US dollar 3000.-







ICEsoft AS                                  Sideware Systems Inc.


   "signed"                                     "signed"
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Authorized Signature                        Authorized Signature


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Place and Date                              Place and Date